Quantenna Communications

Third Quarter Fiscal 2018

Financial Commentary **October 29, 2018**

Key Financial Metrics from the Quarter

- Revenue of $59.3 million vs:
  - $50.1 million in Q3'FY17 grew 18% Y/Y
  - $53.4 million in Q2'FY18 grew 11% Q/Q
- GAAP gross margin of 49.7%
- Non-GAAP gross margin of 49.8% vs:
  - 49.0% in Q3'FY17 grew 80bps Y/Y
  - 48.5% in Q2'FY18 grew 130bps Q/Q
- Operating margin in Q3'FY18:
  - 5.0% GAAP
  - 11.8% Non-GAAP
- GAAP diluted EPS $0.10 in Q3'FY18 vs:
  - $0.07 in Q3'FY17
  - $0.03 in Q2'FY18
- Non-GAAP diluted EPS $0.17 in Q3'FY18 vs:
  - $0.14 in Q3'FY17
  - $0.12 in Q2'FY18
- Operating cash flow of $15.8 million vs:
  - $7.3 million in Q3'FY017
  - ($2.9) million in Q2'2018
- Cash, cash equivalents & marketable securities $132.0 million
- DSO 30 days, down 20 days Q/Q
- Annualized inventory turns 5.5x, up from 5.1x Q/Q

Fourth Quarter FY 2018 Guidance

- Revenue: $61.0 to $63.0 million
- GAAP gross margin: 49.9% +/- 100bps
- Non-GAAP gross margin: 50.0% +/- 100bps
- GAAP OPEX: $27.1 to $28.1 million
- Non-GAAP OPEX: $23.0 to $24.0 million
- Non-GAAP Tax Exp: Approximately $300,000
- GAAP earnings per share: $0.08 to $0.10
- Non-GAAP earnings per share: $0.18 to $0.20

Key Highlights from the Quarter

- Record revenue from both our Wave 3 10G and Wave 2 product segments.
- Deutsche Telekom's award-winning Speedport Pro gateway is powered by Quantenna's Wave 3 10G solution, using its full 12 stream capabilities for maximum Wi-Fi performance.
- Released and sampled to customers the QSR5GU-AX PLUS, the world's only dual-band, 9-stream 802.11ax solution.
- The latest North American cable MSO initiated a full volume rollout using our Wave 3 10G technology in their next generation gateway bringing our total to four cable MSOs in deployment.
- Demonstrated over 1Gbps of Wi-Fi throughput using Quantenna's QSR10GU-AX PLUS and QSR10G, each independently communicating with commercially available mobile products from Intel Corp.
- Orange Poland launched their new dual-band dual-concurrent Wi-Fi repeater, the Smart Wi-Fi Box, based on our QV860 chipset.
- Integrated Plume's Adaptive WiFi™ AI driven mesh solution into our QSR5GU-AX PLUS solution to deliver the next generation of whole-home mesh networking.
- Announced a strategic partnership with Aerial technologies to bring the latest in Wi-Fi motion detection technology to the market.

Financial Results Call and Webcast

Our Q3 financial results webcast and call will commence on October 29, 2018 at 1:30 p.m. PT (4:30 p.m. ET). The webcast may be accessed at http://ir.quantenna.com/.

An archive of the webcast will be available for 90 days from the date of this release.

Quantenna Communications, Inc.

Revenue Segmentation by WiFi Technology

(in percentage of revenue, unaudited)

Period Ending	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18	Q2 2018 Jul 01 '18	Q3 2018 Sep 30 '18
802.11n	15%	18%	17%	15%	9%	4%	3%	2%
802.11ac Wave 2	84%	79%	79%	72%	83%	83%	71%	68%
802.11ac Wave 3 (10G)	1%	3%	4%	13%	6%	13%	26%	30%
Total Semi Revenue	**100%**	**100%**	**100%**	**100%**	**98%**	**100%**	**100%**	**100%**
Other	0%	0%	0%	0%	2%	0%	0%	0%
Total Revenue	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**

October 29, 2018 Quantenna Q3 2018 Financial Results Page 1 of 4

Quantenna Communications, Inc.

Consolidated Statements of Operations (GAAP)

(in thousands, unaudited)

Period Ending	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18	Q2 2018 Jul 01 '18	Q3 2018 Sep 30 '18
Revenue	$ 37,492	$ 37,891	$ 47,085	$ 50,108	$ 41,275	$ 45,117	$ 53,427	$ 59,349
COGS	18,188	19,307	23,314	25,591	19,996	22,352	27,563	29,859
Gross Margin	19,304	18,584	23,771	24,517	21,279	22,765	25,864	29,490
GM % of revenue	*51.5%*	*49.0%*	*50.5%*	*48.9%*	*51.6%*	*50.5%*	*48.4%*	*49.7%*
R&D	13,691	12,633	16,055	15,011	16,048	17,601	17,084	17,783
S&M	2,520	2,914	3,276	3,363	4,487	4,495	3,979	3,833
G&A	2,757	3,389	4,106	3,735	4,069	4,198	4,518	4,886
OPEX	18,968	18,936	23,437	22,109	24,604	26,294	25,581	26,502
OPEX % of revenue	50.6%	50.0%	49.8%	44.1%	59.6%	58.3%	47.9%	44.7%
Operating Income (loss)	$ 336	$ (352)	$ 334	$ 2,408	$ (3,325)	$ (3,529)	$ 283	$ 2,988
Op Inc % of revenue	0.9%	-0.9%	0.7%	4.8%	-8.1%	-7.8%	0.5%	5.0%
Interest & Other Income	10	3	45	120	237	334	230	243
Pretax Income (loss)	346	(349)	379	2,528	(3,088)	(3,195)	513	3,231
Taxes	314	535	210	(274)	(35,413)	52	(519)	(648)
Tax Rate	91%	-153%	55%	-11%	1147%	-2%	-101%	-20%
Net Income (loss)	$ 32	$ (884)	$ 169	$ 2,802	$ 32,325	$ (3,247)	$ 1,032	$ 3,879

Consolidated Statements of Operations (Non-GAAP)

(in thousands, unaudited)

Period Ending	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18	Q2 2018 Jul 01 '18	Q3 2018 Sep 30 '18
Revenue	$ 37,492	$ 37,891	$ 47,085	$ 50,108	$ 41,275	$ 45,117	$ 53,427	$ 59,349
COGS	18,170	19,264	23,272	25,553	19,954	22,318	27,501	29,809
Gross Margin	19,322	18,627	23,813	24,555	21,321	22,799	25,926	29,540
GM % of revenue	*51.5%*	*49.2%*	*50.6%*	*49.0%*	*51.7%*	*50.5%*	*48.5%*	*49.8%*
R&D	13,234	11,428	14,641	13,644	14,418	15,208	14,555	15,535
S&M	2,392	2,561	2,866	2,947	3,704	3,511	3,386	3,292
G&A	2,494	2,886	3,398	2,787	3,089	3,017	3,373	3,723
OPEX	18,120	16,875	20,905	19,378	21,211	21,736	21,314	22,550
OPEX % of revenue	48.3%	44.5%	44.4%	38.7%	51.4%	48.2%	39.9%	38.0%
Operating Income	$ 1,202	$ 1,752	$ 2,908	$ 5,177	$ 110	$ 1,063	$ 4,612	$ 6,990
Op Inc % of revenue	3.2%	4.6%	6.2%	10.3%	0.3%	2.4%	8.6%	11.8%
Interest & Other Income	10	3	45	120	237	334	230	243
Pretax Income	1,212	1,755	2,953	5,297	347	1,397	4,842	7,233
Taxes	314	535	210	(274)	(108)	237	218	265
Tax Rate	26%	30%	7%	-5%	-31%	17%	5%	4%
Net Income	$ 898	$ 1,220	$ 2,743	$ 5,571	$ 455	$ 1,160	$ 4,624	$ 6,968

GAAP to Non-GAAP Reconciling Items

(in thousands, unaudited)

Period Ending	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18	Q2 2018 Jul 01 '18	Q3 2018 Sep 30 '18
Stock Based Compensation								
COGS	$ 18	$ 43	$ 42	$ 38	$ 42	$ 34	$ 62	$ 50
R&D	457	1,205	1,414	1,367	1,630	2,393	2,529	2,248
S&M	128	353	410	416	584	984	593	541
G&A	263	503	708	948	980	1,181	1,145	1,163
Total	$ 866	$ 2,104	$ 2,574	$ 2,769	$ 3,236	$ 4,592	$ 4,329	$ 4,002
Non-Recurring Items								
S&M					$ 199			
Income Taxes					$ (35,305)	$ 185	$ 737	$ 913

October 29, 2018 Quantenna Q3 2018 Financial Results Page 2 of 4

Quantenna Communications, Inc.

Condensed Consolidated Balance Sheet

(in thousands, unaudited)

Period Ending	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18	Q2 2018 Jul 01 '18	Q3 2018 Sep 30 '18
Assets								
Current assets								
Cash, cash equivalents & marketable securities	$ 117,045	$ 114,401	$ 124,389	$ 126,866	$ 118,627	$ 120,143	$ 120,082	$ 132,030
Accounts receivable	14,480	17,812	17,696	22,820	26,786	26,310	29,700	20,081
Inventory	15,820	13,361	20,985	23,700	12,662	18,420	21,391	21,578
Prepaid expenses and other current assets	2,470	3,745	4,332	2,444	2,744	2,949	2,369	6,512
Total current assets	149,815	149,319	167,402	175,830	160,819	167,822	173,542	180,201
Deferred tax assets	-	-	-	-	35,422	35,602	36,482	37,443
Property and equipment, net	4,742	6,025	6,380	11,215	12,511	12,415	12,838	13,418
Intangible and other assets, net	232	743	769	4,296	3,952	4,215	3,901	3,571
Total assets	$ 154,789	$ 156,087	$ 174,551	$ 191,341	$ 212,704	$ 220,054	$ 226,763	$ 234,633
Liabilities, Convertible Preferred Stock, and Stockholders' Equity (Deficit)								
Current liabilities								
Accounts payable	$ 8,936	$ 4,658	$ 13,401	$ 13,805	$ 3,754	$ 11,833	$ 8,904	$ 10,255
Accrued liabilities and other current liabilities	10,641	15,401	19,147	27,054	21,065	22,394	23,155	23,220
Long-term debt, current portion	2,257	2,288	2,563	2,487	3,943	-	-	-
Total current liabilities	21,834	22,347	35,111	43,346	28,762	34,227	32,059	33,475
Long-term debt	3,680	3,539	2,445	1,900	-	-	-	-
Other long term liabilities	527	-	425	3,413	3,339	3,222	3,214	2,670
Total liabilities	26,041	25,886	37,981	48,659	32,101	37,449	35,273	36,145
Stockholders' equity (deficit)								
Common stock	3	3	3	3	3	3	3	3
Additional paid-in capital	290,319	292,710	298,943	302,240	308,023	313,503	321,669	324,931
Accumulated deficit and other accumulated loss	(161,574)	(162,512)	(162,376)	(159,561)	(127,423)	(130,901)	(130,182)	(126,446)
Total stockholders' equity	128,748	130,201	136,570	142,682	180,603	182,605	191,490	198,488
Total liabilities and stockholders' equity	$ 154,789	$ 156,087	$ 174,551	$ 191,341	$ 212,704	$ 220,054	$ 226,763	$ 234,633

Condensed Consolidated Cash Flows

(in thousands, unaudited)

Period Ending	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18	Q2 2018 Jul 01 '18	Q3 2018 Sep 30 '18
Cash flows from operating activities								
Net income (loss)	$ 32	$ (884)	$ 169	$ 2,802	$ 32,325	$ (3,247)	$ 1,032	$ 3,879
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities								
Depreciation and amortization	398	479	545	542	1,103	1,125	1,138	1,204
Stock-based compensation expense	866	2,104	2,574	2,769	3,236	4,592	4,329	4,002
Deferred income taxes	-	-	-	-	(35,333)		(733)	(908)
Other	160	135	62	150	288	(50)	117	458
Changes in assets and liabilities								
Accounts receivable	2,826	(3,332)	116	(5,124)	(3,966)	476	(3,390)	9,619
Inventory	(5,552)	2,459	(7,624)	(2,715)	11,038	(5,758)	(2,971)	(187)
Prepaid expenses and other current assets	(618)	(1,324)	(574)	1,876	(313)	(205)	580	(4,143)
Other assets	(66)	(511)	(27)	(252)	323	58	43	58
Accounts payable	4,100	(4,268)	10,236	2,194	(10,354)	8,185	(3,213)	1,526
Accrued liabilities	(1,539)	4,707	1,890	5,020	(5,912)	1,593	150	332
Net cash provided by (used in) operating activities	607	(435)	7,367	7,262	(7,565)	6,769	(2,918)	15,840
Cash flows from investing activities								
Purchase of property and equipment	(1,103)	(1,700)	(746)	(4,515)	(2,009)	(924)	(454)	(2,584)
Purchase of long-term investments & marketable securities	-	-	(71,169)	(32,875)	(27,746)	(13,801)	(25,787)	(8,919)
Proceeds from sale and maturities of marketable securities	-	-	4,994	10,915	21,215	11,515	24,605	8,139
Restricted cash	1,500	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	397	(1,700)	(66,921)	(26,475)	(8,540)	(3,210)	(1,636)	(3,364)
Cash flows from financing activities								
Proceeds from issuance of common stock, net of issuance cost	406	194	3,882	477	3,122	1,438	3,874	779
Proceeds from initial public offering, net of issuance costs	97,483	-	-	-	-	-	-	-
Principal payments on debt	(551)	(672)	(433)	(651)	(650)	(3,943)	-	-
Other	881	(31)	(65)	-	(892)	(873)	(360)	(2,010)
Net cash provided by (used in) financing activities	98,219	(509)	3,384	(174)	1,580	(3,378)	3,514	(1,231)
Effect of exchange rate changes on cash & cash equivalents	-	-	-	-	113	-	(152)	(107)
Net increase (decrease) in cash and cash equivalents	99,223	(2,644)	(56,170)	(19,387)	(14,412)	181	(1,192)	11,138
Cash and cash equivalents								
Beginning of period	17,822	117,045	114,401	58,231	38,844	24,432	24,613	23,421
End of period	117,045	114,401	58,231	38,844	24,432	24,613	23,421	34,559

October 29, 2018 Quantenna Q3 2018 Financial Results Page 3 of 4

Quantenna Communications, Inc. Non-GAAP Financial Measures In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense and changes to deferred tax balances. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this financial commentary. Forward-Looking Statements This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the third quarter ended September 30, 2018, forecasted financial results for the fourth quarter of fiscal 2018, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products, including integration requirements with components from other third parties that are outside of Quantenna’s control; quarterly fluctuations in revenues and operating results; intense market competition, including competition from other companies that are larger and have greater resources and broader product ecosystem offerings; ability to accurately predict future revenue and expenses; potential cancellation of customer orders; risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intellectual property litigation risks; industry consolidation and risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; risks related to international operations, including the impact of increased tariffs and escalating trade tensions among countries on Quantenna and its customers, end customers, vendors and partners; dependence of Quantenna’s customers on components from other third parties; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; the cyclical nature of the semiconductor industry; changes in tax and other laws affecting Quantenna’s business and operations; cyberattacks; adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the third quarter of 2018 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. About Quantenna Communications Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts. Quantenna continues to innovate with the mission to perfect consumer’s Wi-Fi experience by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon to system and software, to provide total Wi-Fi network solutions. For more information, visit www.quantenna.com. October 29, 2018 Quantenna Q3 2018 Financial Results Page 4 of 4